Exhibit 99.1

FOR IMMEDIATE RELEASE

FedEx Corp. Reports Fourth Quarter Earnings

Fiscal 2016 ‘a historic year of significant accomplishments’

MEMPHIS, Tenn., June 21, 2016 ... FedEx Corp. (NYSE: FDX) today reported a loss of $0.26 per diluted share for the fourth quarter ended May 31 compared to a loss of $3.16 per diluted share a year ago. With adjustments, FedEx’s fourth quarter earnings were $3.30 per diluted share compared to adjusted earnings of $2.66 per diluted share a year ago.

This year’s and last year’s quarterly consolidated earnings have been adjusted for:

Impact per diluted share	Fourth Quarter
	Fiscal 2016	Fiscal 2015
Mark-to-market pension accounting adjustments	($3.47)	($4.88)
TNT Express expenses and operating results from the date of acquisition	(0.34)	—
FedEx Ground legal matter	(0.02)	(0.47)
Tax impact – corporate restructuring for TNT integration	0.28	—
Aircraft impairment and related charges	—	(0.62)
Changes in segment reporting	—	0.15

“Fiscal 2016 was a successful year for FedEx in many ways,” said Frederick W. Smith, FedEx Corp. chairman, president and chief executive officer. “Of particular note was our corporate operating margin improvement. Our May 25 acquisition of TNT Express capped a historic year of significant accomplishments that benefited shareowners, team members and customers, and strongly positions FedEx for long-term profitable growth.”

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Fourth Quarter Results

FedEx Corp. reported the following consolidated results for the fourth quarter:

	Fiscal 2016			Fiscal 2015
	As Reported (GAAP)		Adjusted (non-GAAP)	As Reported (GAAP)		Adjusted (non-GAAP)
Revenue	$13.0 billion		$13.0 billion	$12.1 billion		$12.1 billion
Operating (loss) income	($68 million	)	$1.51 billion	($1.32 billion	)	$1.28 billion
Operating margin	(0.5%)		11.7%	(10.9%)		10.5%
Net (loss) income	($70 million	)	$897 million	($895 million	)	$753 million
Diluted EPS	($0.26)		$3.30	($3.16)		$2.66

Operating results benefited from improved yield management, the continued positive impacts from profit improvement program initiatives at FedEx Express and strong volume growth at FedEx Ground. One additional operating day and the positive net impact of fuel also benefited results.

During the quarter, the company acquired 3.8 million shares of FedEx common stock at an average price of $156.21.

Full Year Results

FedEx Corp. reported the following consolidated results for the full year:

	Fiscal 2016		Fiscal 2015
	As Reported (GAAP)	Adjusted (non-GAAP)	As Reported (GAAP)	Adjusted (non-GAAP)
Revenue	$50.4 billion	$50.4 billion	$47.5 billion	$47.5 billion
Operating income	$3.08 billion	$5.01 billion	$1.87 billion	$4.26 billion
Operating margin	6.1%	10.0%	3.9%	9.0%
Net income	$1.82 billion	$3.02 billion	$1.05 billion	$2.57 billion
Diluted EPS	$6.51	$10.80	$3.65	$8.95

Operating results benefited from profit improvement program initiatives at FedEx Express, e-commerce growth and the positive net impact of fuel. Two additional operating days also benefited the company’s transportation segments. These factors were partially offset by lower-than-anticipated revenue at FedEx Freight. Network expansion costs and self-insurance expenses at FedEx Ground and higher incentive compensation accruals also negatively impacted overall results.

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Capital spending for fiscal 2016 was $4.8 billion.

For the year, the company acquired 18.2 million shares of FedEx common stock at an average price of $149.35.

Outlook

FedEx is unable to forecast the fiscal 2017 year-end mark-to-market pension accounting adjustments as well as TNT Express financial results, including the combined impact of integration expenses and financing costs. As a result, the company is unable to provide unadjusted earnings guidance. Adjusted earnings for fiscal 2017 are projected to be $11.75 to $12.25 per diluted share excluding TNT Express financial results net of integration expenses and financing costs, and the mark-to-market pension accounting adjustments. The outlook assumes continued moderate economic growth.

Capital spending for fiscal 2017 is expected to be approximately $5.1 billion, which includes ongoing expansion of the FedEx Ground network and planned aircraft deliveries to support the FedEx Express fleet modernization program. Investments in TNT Express are not included in this forecast.

“Our strong operating cash flow generation allowed us to invest in FedEx’s future this past year,” said Alan B. Graf, Jr., FedEx Corp. executive vice president and chief financial officer. “We executed on numerous capital projects and completed the acquisition of TNT Express, our largest ever. We were especially pleased with FedEx Express’s continued improvement in operating margin, which was 11.3% in the fourth quarter.”

FedEx Express Segment

For the fourth quarter, the FedEx Express segment reported:

	Fiscal 2016	Fiscal 2015	Change
Revenue	$6.72 billion	$6.70 billion	—
Operating income	$757 million	$322 million	135%
Operating margin	11.3%	4.8%	6.5 pts
Adjusted operating income	$757 million	$598 million	27%
Adjusted operating margin	11.3%	8.9%	2.4 pts

Revenue increased slightly as improved yield management and the benefit of one additional operating day more than offset lower fuel surcharges and unfavorable currency exchange rates.

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Operating results improved due to yield management efforts, the ongoing benefits from profit improvement program initiatives and one additional operating day. Fuel had a positive year-over-year net impact on the quarter, while currency exchange rate changes had little net impact. Prior year results include the impact of aircraft impairment and related charges.

FedEx Ground Segment

For the fourth quarter, the FedEx Ground segment reported:

	Fiscal 2016	Fiscal 2015	Change
Revenue	$4.29 billion	$3.57 billion	20%
Operating income	$656 million	$603 million	9%
Operating margin	15.3%	16.9%	(1.6 pts )

Revenue increased due to a 10% increase in FedEx Ground volume and a 7% improvement in revenue per package driven by the recording of FedEx SmartPost revenues on a gross basis versus the previous net treatment. Revenue per package was also favorably impacted by increased rates, partially offset by lower fuel surcharges.

Operating income grew due to higher volumes and increased revenue per package as well as the benefit of one additional operating day. These factors were partially offset by higher operating costs and network expansion expenses. Operating margin decreased due to the change in FedEx SmartPost revenue reporting.

FedEx Freight Segment

For the fourth quarter, the FedEx Freight segment reported:

	Fiscal 2016	Fiscal 2015	Change
Revenue	$1.61 billion	$1.57 billion	2%
Operating income	$137 million	$137 million	—
Operating margin	8.5%	8.7%	(0.2 pts	)

Revenue increased as less-than-truckload (LTL) average daily shipment growth of 8% and the benefit from an additional operating day more than offset the impact from lower fuel surcharges and weight per shipment.

Operating income was unchanged, as improved operating efficiencies, higher revenue, and an additional operating day were offset by increased salaries and employee benefits expense and the impact from lower weight per shipment.

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Corporate Overview

FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services. With annual revenues of $58 billion, the company offers integrated business applications through operating companies competing collectively and managed collaboratively, under the respected FedEx brand. Consistently ranked among the world’s most admired and trusted employers, FedEx inspires its more than 400,000 team members to remain “absolutely, positively” focused on safety, the highest ethical and professional standards and the needs of their customers and communities. For more information, visit news.fedex.com.

Additional information and operating data are contained in the company’s annual report, Form 10-K, Form 10-Qs, Form 8-Ks and fourth quarter fiscal 2016 Statistical Book. These materials, as well as a webcast of the earnings release conference call to be held at 5:00 p.m. EDT on June 21, are available on the company’s website at investors.fedex.com. A replay of the conference call webcast will be posted on our website following the call.

The Investor Relations page of our website, investors.fedex.com, contains a significant amount of information about FedEx, including our SEC filings and financial and other information for investors. The information that we post on our Investor Relations website could be deemed to be material information. We encourage investors, the media and others interested in the company to visit this website from time to time, as information is updated and new information is posted.

Certain statements in this press release may be considered forward-looking statements, such as statements relating to management’s views with respect to future events and financial performance. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions in the global markets in which we operate, our ability to effectively operate, integrate and leverage acquired businesses, our ability to execute on our profit improvement initiatives, legal challenges or changes related to FedEx

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Ground’s owner-operators, new U.S. domestic or international government regulation, the impact from any terrorist activities or international conflicts, changes in fuel prices and currency exchange rates, our ability to match capacity to shifting volume levels and other factors which can be found in FedEx Corp.’s and its subsidiaries’ press releases and FedEx Corp.’s filings with the SEC. Any forward-looking statement speaks only as of the date on which it is made. We do not undertake or assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Media Contact: Jess Bunn 901-818-7463

Investor Contact: Mickey Foster 901-818-7468

Home Page: fedex.com

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO GAAP FINANCIAL MEASURES

Fiscal 2016 and Fiscal 2015 Results

The company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or referred to herein as “reported”). We have supplemented the reporting of our financial information determined in accordance with GAAP with certain non-GAAP financial measures, including, “adjusted” consolidated operating income and margin, net income and earnings per share, as well as “adjusted” FedEx Express segment operating income and margin for fourth quarter and full-year fiscal 2015.

We believe these non-GAAP (or “adjusted”) financial measures provide additional information to assist investors in understanding and assessing the company’s and our business segments’ ongoing performance and financial results (including progress on our profit improvement initiatives), as well as assessing our prospects for future performance. We believe these adjusted financial measures facilitate more meaningful analysis and more accurate comparisons of our ongoing business operations because they exclude items that may not be indicative of, or are unrelated to, the company’s and our business segments’ core operating performance, and are better measures for assessing trends in our underlying businesses. These adjustments are consistent with how management views our businesses. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating the company’s and each business

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segment’s ongoing performance. In addition, our Board of Directors, upon the recommendation of its Compensation Committee, has approved the exclusion of these items for purposes of our incentive compensation plans.

For the reasons set forth above, we have supplemented the presentation of our reported fourth quarter and full-year fiscal 2016 and 2015 consolidated operating income and margin, net income and earnings per share, and reported fourth quarter and full-year fiscal 2015 FedEx Express segment operating income and margin, with similar measures that exclude the impact of certain transactions (as applicable):

•	The year-end mark-to-market (“MTM”) accounting adjustments (non-cash) for our defined benefit pension and other postretirement plans;

•	The adjustment in “Corporate, eliminations and other” resulting from the change in recognizing expected return on plan assets for our defined benefit pension and other postretirement plans at the segment level associated with the adoption of MTM accounting in fiscal 2015;

•	Expenses in connection with the settlement of (and certain expected losses relating to) independent contractor litigation matters involving FedEx Ground, net of recognized insurance recovery;

•	Expenses in connection with the settlement of a U.S. Customs and Border Protection matter involving FedEx Trade Networks, net of recognized insurance recovery;

•	Expenses associated with the acquisition, financing and integration of TNT Express N.V. (“TNT Express”) and its operating results from the date of acquisition, net of any tax impact, including the income tax impact of an internal corporate restructuring to facilitate the integration of FedEx Express and TNT Express that is presented as a separate item herein; and

•	Aircraft impairment and related charges incurred in the fourth quarter of fiscal 2015.

As required by Securities and Exchange Commission rules, the tables below present a reconciliation of our presented non-GAAP measures to the most directly comparable GAAP measures. The non-GAAP measures supplement and should be read together with, and are not an alternative or substitute for, our reported financial results. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

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Fiscal 2017 Earnings Guidance

Our fiscal 2017 earnings guidance, as well as any forecast of the underlying effective tax rate, is a non-GAAP financial measure because it excludes the fiscal 2017 year-end MTM pension accounting adjustments and fiscal 2017 TNT Express financial results, including the combined impact of integration expenses and financing costs. We are unable to predict the amount of the year-end MTM pension accounting adjustments, as they are significantly impacted by changes in interest rates and the financial markets, so such adjustments are not included in our earnings guidance. It is reasonably possible, however, that our fourth quarter fiscal 2017 MTM pension accounting adjustments could have a material impact on our fiscal 2017 consolidated financial results and effective tax rate.

We acquired TNT Express on May 25, 2016, and we are in the very beginning of the process of integrating TNT Express with our FedEx Express operations, which will occur over several years. With our acquisition of TNT Express, we now have full access to TNT Express’s business operations and plans. Fiscal 2017 will be a year of transition as we obtain a full understanding of TNT Express’s businesses, develop a business plan and validate and refine our integration plan for TNT Express using our well-established methodologies and processes. Moreover, we are uncertain how integration activities will impact TNT Express’s base business, including how integration activities will impact TNT Express’s previously announced transformation and turnaround strategy, Outlook. In addition, given the timing and complexity of the TNT Express acquisition, the presentation of TNT Express in our financial statements, including the allocation of the purchase price, is preliminary and will likely change in future periods, perhaps significantly. We plan to complete our purchase price allocation no later than the fourth quarter of fiscal 2017. As a result, we are unable at this time to forecast TNT Express’s fiscal 2017 financial results, including the combined impact of integration expenses and financing costs. Therefore, these results are not included in our earnings guidance. It is reasonably possible, however, that fiscal 2017 TNT Express financial results, including the combined impact of integration expenses and financing costs, could have a material impact on our fiscal 2017 consolidated financial results and effective tax rate.

For these reasons, a reconciliation of our fiscal 2017 earnings guidance to the most directly comparable GAAP measure is impracticable.

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Fourth Quarter Fiscal 2016

	FedEx Corporation
Dollars in millions, except EPS	Operating				Diluted Earnings/ (Loss) Per Share[1]
	Income/ (Loss)[1]	Margin	Income Taxes[2]	Net Income/ (Loss)
Non-GAAP measure[3]	$1,506	11.7%	$508	$897	$3.30
MTM pension accounting adjustments[4]	(1,498)	(11.6%)	(552)	(946)	(3.47)
TNT expenses and operating results[5]	(66)	(0.5%)	13	(91)	(0.34)
Tax impact – corporate restructuring for TNT integration	—	—	(76)	76	0.28
FedEx Ground legal matter	(11)	(0.1%)	(4)	(6)	(0.02)

GAAP measure[3]	($68)	(0.5%)	($111)	($70)	($0.26)

Full Year Fiscal 2016

	FedEx Corporation
Dollars in millions, except EPS	Operating				Diluted Earnings Per Share
	Income[1]	Margin[1]	Income Taxes[1,2]	Net Income
Non-GAAP measure[3]	$5,014	10.0%	$1,678	$3,016	$10.80
MTM pension accounting adjustments[4]	(1,498)	(3.0%)	(552)	(946)	(3.39)
TNT expenses and operating results[5]	(115)	(0.2%)	(6)	(125)	(0.45)
Tax impact – corporate restructuring for TNT integration	—	—	(76)	76	0.27
FedEx Ground legal matters[6]	(256)	(0.5%)	(97)	(158)	(0.57)
FedEx Trade Networks legal matter[6]	(69)	(0.1%)	(26)	(43)	(0.15)

GAAP measure[3]	$3,077	6.1%	$920	$1,820	$6.51

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Fourth Quarter Fiscal 2015

	FedEx Corporation
Dollars in millions, except EPS	Operating				Diluted Earnings/ (Loss) Per Share
	Income/ (Loss)	Margin[1]	Income Taxes[1,2]	Net Income/ (Loss)
Non-GAAP measure[3]	$1,275	10.5%	$ 426	$ 753	$2.66
Segment reporting change[7]	67	0.5%	25	42	0.15
MTM pension accounting adjustments[4]	(2,190)	(18.1%)	(808)	(1,382)	(4.88)
Aircraft impairment and related charges	(276)	(2.3%)	(101)	(175)	(0.62)
FedEx Ground legal matter	(197)	(1.6%)	(64)	(133)	(0.47)

GAAP measure[3]	($1,321)	(10.9%)	($ 521)	($ 895)	($3.16)

Dollars in millions	FedEx Express Operating
	Income	Margin
Non-GAAP measure	$598	8.9%
Aircraft impairment and related charges	(276)	(4.1%)

GAAP measure[8]	$322	4.8%

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Full Year Fiscal 2015

	FedEx Corporation
Dollars in millions, except EPS	Operating				Diluted Earnings Per Share
	Income	Margin[1]	Income Taxes[1,2]	Net Income
Non-GAAP measure[3]	$4,264	9.0%	$1,451	$2,572	$8.95
Segment reporting change[7]	266	0.6%	98	168	0.58
MTM pension accounting adjustments[4]	(2,190)	(4.6%)	(808)	(1,382)	(4.81)
Aircraft impairment and related charges	(276)	(0.6%)	(101)	(175)	(0.61)
FedEx Ground legal matter	(197)	(0.4%)	(64)	(133)	(0.46)

GAAP measure[3]	$1,867	3.9%	$577	$1,050	$3.65

Dollars in millions	FedEx Express Operating
	Income	Margin
Non-GAAP measure	$1,860	6.8%
Aircraft impairment and related charges	(276)	(1.0%)

GAAP measure[8]	$1,584	5.8%

Notes

1	–	Does not sum to total due to rounding.
2	–	Income taxes are based on the company’s approximate statutory tax rates applicable to each transaction. The taxes associated with TNT Express expenses also include the impact from non-deductible expenses incurred as part of the acquisition.
3	–	Effect of “Total other (expense) income” on net income amount not shown.
4	–	MTM pension accounting adjustments reflect the year-end noncash adjustment to the valuation of the company’s defined benefit pension and other postretirement plans.
5	–	TNT Express’s operating results are immaterial from the time of acquisition (May 25, 2016).
6	–	Net of recognized insurance recovery.
7	–	Represents the adjustment in “Corporate, eliminations and other” resulting from the change in recognizing expected return on plan assets for our defined benefit pension and other postretirement plans at the segment level associated with the adoption of MTM accounting.
8	–	The most directly comparable GAAP measure is segment operating income.

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FEDEX CORP. FINANCIAL HIGHLIGHTS

Fourth Quarter Fiscal 2016

(In millions, except earnings per share)

(Unaudited)

	Three Months Ended			Twelve Months Ended
	May 31			May 31
	2016	2015	%	2016	2015	%
Revenue:
FedEx Express segment	$6,715	$6,697	—	$26,451	$27,239	(3%)
FedEx Ground segment	4,286	3,568	20%	16,574	12,984	28%
FedEx Freight segment	1,605	1,569	2%	6,200	6,191	—
FedEx Services segment	416	407	2%	1,593	1,545	3%
Eliminations and other	(43)	(127)	66%	(453)	(506)	10%

Total Revenue	12,979	12,114	7%	50,365	47,453	6%

Operating Expenses:
Salaries and employee benefits	4,774	4,432	8%	18,581	17,110	9%
Purchased transportation	2,461	2,079	18%	9,966	8,483	17%
Rentals and landing fees	733	673	9%	2,854	2,682	6%
Depreciation and amortization	667	657	2%	2,631	2,611	1%
Fuel	535	738	(28%)	2,399	3,720	(36%)
Maintenance and repairs	527	495	6%	2,108	2,099	—
Impairment charges[1]	—	276	NM	—	276	NM
Retirement plans mark-to-market adjustment	1,498	2,190	(32%)	1,498	2,190	(32%)
Other[2]	1,852	1,895	(2%)	7,251	6,415	13%

Total Operating Expenses	13,047	13,435	(3%)	47,288	45,586	4%

Operating Income:
FedEx Express segment[1]	757	322	135%	2,519	1,584	59%
FedEx Ground segment	656	603	9%	2,276	2,172	5%
FedEx Freight segment	137	137	—	426	484	(12%)
Corporate, eliminations and other[2]	(1,618)	(2,383)	(32%)	(2,144)	(2,373)	(10%)

Total Operating Income	(68)	(1,321)	(95%)	3,077	1,867	65%

Other (Expense) Income:
Interest, net	(97)	(68)	43%	(315)	(221)	43%
Other, net	(16)	(27)	(41%)	(22)	(19)	16%

Total Other (Expense) Income	(113)	(95)	19%	(337)	(240)	40%

Pretax Income[3]	(181)	(1,416)	(87%)	2,740	1,627	68%

Provision for Income Taxes	(111)	(521)	(79%)	920	577	59%

Net Income	($70)	($895)	(92%)	$1,820	$1,050	73%

Diluted Earnings Per Share	($0.26)	($3.16)	(92%)	$6.51	$3.65	78%

Weighted Average Diluted Common and Common Equivalent Shares	269	283	(5%)	279	287	(3%)

Capital Expenditures	$1,257	$1,378	(9%)	$4,818	$4,347	11%

1	-	Prior year includes impairment and related charges (including $246 million noncash) to permanently retire and adjust the retirement schedule of certain aircraft and related engines. Such charges are included in FedEx Express segment results.
2	-	2016 includes legal reserve increases of $325 million. 2015 includes a legal reserve increase of $197 million. Such amounts are included in the “Corporate, eliminations and other” results.
3	-	Includes transaction, financing and integration planning expenses related to the TNT Express acquisition as well as TNT Express’s immaterial operating results from the time of acquisition of $79 million for the fourth quarter of fiscal 2016 and $132 million for fiscal 2016. These expenses are predominantly included in the “Corporate, eliminations and other” results.

Note:	On May 25, 2016, FedEx acquired TNT Express for €4.4 billion (approximately $4.9 billion). Given the timing of this acquisition, consolidated balance sheets are not included in the following financial schedules.

FEDEX CORP. CONDENSED CONSOLIDATED

STATEMENTS OF CASH FLOWS

Fiscal 2016

(In millions)

(Unaudited)

	Year Ended May 31
	2016	2015

Operating Activities:
Net income	$1,820	$1,050
Noncash charges:
Retirement plans mark-to-market adjustment	1,498	2,190
Impairment charges	—	246
Depreciation and amortization	2,631	2,611
Other, net	296	(294)
Changes in operating assets and liabilities, net	(537)	(437)

Cash provided by operating activities	5,708	5,366

Investing Activities:
Capital expenditures	(4,818)	(4,347)
Business acquisitions, net of cash acquired	(4,618)	(1,429)
Proceeds from asset dispositions and other	(10)	24

Cash used in investing activities	(9,446)	(5,752)

Financing Activities:
Principal payments on debt	(41)	(5)
Proceeds from debt issuances	6,519	2,491
Dividends paid	(277)	(227)
Purchase of treasury stock	(2,722)	(1,254)
Other, net	132	344

Cash provided by financing activities	3,611	1,349

Effect of exchange rate changes on cash	(102)	(108)

Net (decrease) increase in cash and cash equivalents	(229)	855

Cash and cash equivalents at beginning of period	3,763	2,908

Cash and cash equivalents at end of period	$3,534	$3,763

FEDEX EXPRESS SEGMENT FINANCIAL HIGHLIGHTS

Fourth Quarter Fiscal 2016

(Dollars in millions)

(Unaudited)

	Three Months Ended				Twelve Months Ended
	May 31				May 31
	2016	2015	%		2016	2015	%
Revenues:

Package Revenue:
U.S. Overnight Box	$1,719	$1,664	3%		$6,763	$6,704	1%
U.S. Overnight Envelope	435	422	3%		1,662	1,629	2%

Total U.S. Overnight	2,154	2,086	3%		8,425	8,333	1%
U.S. Deferred	811	818	(1%)		3,379	3,342	1%

Total U.S. Package Revenue	2,965	2,904	2%		11,804	11,675	1%

International Priority	1,454	1,509	(4%)		5,697	6,251	(9%)
International Economy	594	572	4%		2,282	2,301	(1%)

Total International Export Package	2,048	2,081	(2%)		7,979	8,552	(7%)
International Domestic[1]	319	324	(2%)		1,285	1,406	(9%)

Total Package Revenue	5,332	5,309	—		21,068	21,633	(3%)

Freight Revenue:

U.S.	683	555	23%		2,481	2,300	8%
International Priority	355	406	(13%)		1,384	1,588	(13%)
International Airfreight	28	47	(40%)		126	180	(30%)

Total Freight Revenue	1,066	1,008	6%		3,991	4,068	(2%)

Other Revenue[2]	317	380	(17%)		1,392	1,538	(9%)

Total Express Revenue	$6,715	$6,697	—		$26,451	$27,239	(3%)

Operating Expenses:
Salaries and employee benefits	2,602	2,530	3%		10,240	10,104	1%
Purchased transportation	539	602	(10%)		2,301	2,544	(10%)
Rentals and landing fees	427	409	4%		1,688	1,693	—
Depreciation and amortization	347	354	(2%)		1,385	1,460	(5%)
Fuel	444	626	(29%)		2,023	3,199	(37%)
Maintenance and repairs	313	297	5%		1,294	1,357	(5%)
Impairment charges[3]	—	276	NM		—	276	NM
Intercompany charges	475	482	(1%)		1,846	1,842	—
Other	811	799	2%		3,155	3,180	(1%)

Total Operating Expenses	5,958	6,375	(7%)		23,932	25,655	(7%)

Operating Income	$757	$322	135%		$2,519	$1,584	59%

Operating Margin	11.3%	4.8%	6.5	pts	9.5%	5.8%	3.7	pts

1	-	International Domestic revenues represent international intra-country operations.
2	-	Includes FedEx Trade Networks and FedEx SupplyChain Systems.
3	-	Prior year includes impairment and related charges (including $246 million noncash) to permanently retire and adjust the retirement schedule of certain aircraft and related engines.

FEDEX EXPRESS SEGMENT OPERATING HIGHLIGHTS

Fourth Quarter Fiscal 2016

(Unaudited)

	Three Months Ended May 31			Twelve Months Ended May 31

	2016	2015	%	2016	2015	%
PACKAGE STATISTICS[1]

Average Daily Package Volume (000s):
U.S. Overnight Box	1,269	1,231	3%	1,271	1,240	3%
U.S. Overnight Envelope	558	547	2%	541	527	3%

Total U.S. Overnight Package	1,827	1,778	3%	1,812	1,767	3%
U.S. Deferred	825	881	(6%)	901	916	(2%)

Total U.S. Domestic Package	2,652	2,659	—	2,713	2,683	1%

International Priority	399	408	(2%)	394	410	(4%)
International Economy	184	178	3%	181	176	3%

Total International Export Package	583	586	(1%)	575	586	(2%)
International Domestic[2]	869	850	2%	888	853	4%

Total Average Daily Packages	4,104	4,095	—	4,176	4,122	1%

Yield (Revenue Per Package):
U.S. Overnight Box	$20.83	$21.12	(1%)	$20.79	$21.29	(2%)
U.S. Overnight Envelope	11.99	12.07	(1%)	11.99	12.15	(1%)

U.S. Overnight Composite	18.13	18.34	(1%)	18.16	18.56	(2%)
U.S. Deferred	15.12	14.50	4%	14.66	14.36	2%

U.S. Domestic Composite	17.20	17.07	1%	17.00	17.13	(1%)

International Priority	56.12	57.85	(3%)	56.47	60.05	(6%)
International Economy	49.49	50.10	(1%)	49.15	51.54	(5%)

Total International Export Composite	54.02	55.49	(3%)	54.16	57.50	(6%)
International Domestic[2]	5.66	5.96	(5%)	5.65	6.49	(13%)

Composite Package Yield	$19.99	$20.26	(1%)	$19.71	$20.66	(5%)

FREIGHT STATISTICS[1]

Average Daily Freight Pounds (000s):
U.S.	8,885	7,836	13%	8,178	7,833	4%
International Priority	2,530	2,953	(14%)	2,510	2,887	(13%)
International Airfreight	586	716	(18%)	623	684	(9%)

Total Avg Daily Freight Pounds	12,001	11,505	4%	11,311	11,404	(1%)

Revenue Per Freight Pound:
U.S.	$1.18	$1.11	6%	$1.19	$1.16	3%
International Priority	2.16	2.15	—	2.15	2.17	(1%)
International Airfreight	0.73	1.01	(28%)	0.79	1.04	(24%)

Composite Freight Yield	$1.37	$1.37	—	$1.38	$1.40	(1%)

Operating Weekdays	65	64	2%	256	254	1%

1	-	Package and freight statistics include only the operations of FedEx Express.
2	-	International Domestic revenues represent international intra-country express operations.

FEDEX GROUND SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Fourth Quarter Fiscal 2016

(Dollars in millions)

(Unaudited)

	Three Months Ended May 31				Twelve Months Ended May 31

	2016	2015	%		2016	2015[1]	%
FINANCIAL HIGHLIGHTS

Revenues:
FedEx Ground[2]	$3,889	$3,239	20%		$15,050	$12,568	20%
GENCO	397	329	21%		1,524	416	NM

Total Revenues	4,286	3,568	20%		16,574	12,984	28%

Operating Expenses:
Salaries and employee benefits	729	649	12%		2,834	2,146	32%
Purchased transportation[2]	1,687	1,256	34%		6,817	5,021	36%
Rentals	173	136	27%		639	485	32%
Depreciation and amortization	157	149	5%		608	530	15%
Fuel	2	3	(33%)		10	12	(17%)
Maintenance and repairs	79	70	13%		288	244	18%
Intercompany charges	320	289	11%		1,230	1,123	10%
Other	483	413	17%		1,872	1,251	50%

Total Operating Expenses	3,630	2,965	22%		14,298	10,812	32%

Operating Income	$656	$603	9%		$2,276	$2,172	5%

Operating Margin	15.3%	16.9%	(1.6	pts)	13.7%	16.7%	(3.0	pts)

OPERATING STATISTICS[3]

Operating Weekdays	65	64	2%		256	254	1%

Average Daily Package Volume (000s)	7,453	6,746	10%		7,526	6,911	9%

Yield (Revenue Per Package)[2]	$8.01	$7.49	7%		$7.80	$7.16	9%

1	-	The financial results of GENCO are included from the January 30, 2015 date of closing.
2	-	Effective June 1, 2015, FedEx Ground began recording FedEx SmartPost service revenues on a gross basis (including postal fees). Postal fees, which previously were netted against revenue, are now charged to purchased transportation.
3	-	Operating statistics include only the operations of FedEx Ground (including FedEx SmartPost). FedEx SmartPost was merged into FedEx Ground on August 31, 2015.

FEDEX FREIGHT SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Fourth Quarter Fiscal 2016

(Dollars in millions)

(Unaudited)

	Three Months Ended May 31				Twelve Months Ended May 31

	2016	2015	%		2016	2015	%

FINANCIAL HIGHLIGHTS

Revenue	$1,605	$1,569	2%		$6,200	$6,191	—

Operating Expenses:
Salaries and employee benefits	757	692	9%		2,925	2,698	8%
Purchased transportation	242	253	(4%)		962	1,045	(8%)
Rentals	33	33	—		142	129	10%
Depreciation and amortization	63	60	5%		248	230	8%
Fuel	86	109	(21%)		363	508	(29%)
Maintenance and repairs	52	53	(2%)		206	201	2%
Intercompany charges	119	115	3%		456	444	3%
Other	116	117	(1%)		472	452	4%

Total Operating Expenses	1,468	1,432	3%		5,774	5,707	1%

Operating Income	$137	$137	—		$426	$484	(12%)

Operating Margin	8.5%	8.7%	(0.2	pts)	6.9%	7.8%	(0.9	pts)

OPERATING STATISTICS

LTL Operating Weekdays	65	64	2%		254	252	1%

Average Daily LTL Shipments (000s)
Priority	70.8	66.4	7%		67.7	66.9	1%
Economy	32.0	29.2	10%		31.1	28.6	9%

Total Average Daily LTL Shipments	102.8	95.6	8%		98.8	95.5	3%

Weight Per LTL Shipment (lbs)
Priority	1,197	1,301	(8%)		1,191	1,272	(6%)
Economy	1,121	984	14%		1,145	1,003	14%

Composite Weight Per LTL Shipment	1,173	1,204	(3%)		1,177	1,191	(1%)

LTL Revenue/Shipment
Priority	$214.32	$229.97	(7%)		$218.50	$229.57	(5%)
Economy	254.11	261.02	(3%)		261.27	264.34	(1%)

Composite LTL Revenue/Shipment	$226.71	$239.46	(5%)		$232.11	$240.09	(3%)

LTL Revenue/CWT
Priority	$17.91	$17.68	1%		$18.35	$18.05	2%
Economy	22.66	26.52	(15%)		22.81	26.34	(13%)

Composite LTL Revenue/CWT	$19.33	$19.89	(3%)		$19.73	$20.15	(2%)